EXHIBIT 10.2

                            SEAL HOLDINGS CORPORATION

                       SUBSCRIPTION AND FUNDING AGREEMENT


         Seal Holdings Corporation, a Florida corporation (the "Corporation"), and M. Lee Pearce, a Florida resident (the "Investor"), hereby agree as follows:

         1. Loan Commitment; Subscription for Shares. On September 30, 1999, Investor agreed to provide, directly or indirectly, for the funding of up to Ten Million Dollars ($10,000,000) to the Corporation (the "Loan"). Whereas, as of the date hereof, a total of Four Million Fifty Thousand Dollars ($4,050,000) of such Loan has been funded (the "Funded Amount") and a total of Five Million Nine Hundred Fifty Thousand Dollars ($5,950,000) remains to be funded (the "Unfunded Amount"). As of this date, the Corporation and the Investor have agreed that the Funded Amount shall be converted into shares of the Corporation's Class A Common Stock (the "Common Stock") at the rate of Five and 25/100 Dollars ($5.25) per share (the "Subscription Rate") and that all further draws by the Corporation against the Unfunded Amount shall represent a subscription to buy additional shares of Common Stock at the same Subscription Rate. Any and all shares of Common Stock issued pursuant this Agreement are collectively referred to as the "Shares." Within ten (10) business days of receipt of a written request by the Corporation for an additional advance of the Unfunded Amount, Investor shall cause such amount to be delivered to the Corporation and the Corporation shall issue to the Investor a certificate representing the appropriate number of additional shares of Common Stock based upon the Subscription Rate.

     2. Certain Representations of the Investor. The Investor hereby represents and warrants to the Corporation, its officers and directors, the following:

               (a) The Investor understands and represents that (i) the Investor must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available; (ii) the Investor is purchasing the Shares for investment for the account of the Investor, not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

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               (b)  Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Corporation. The Investor represents, warrants and covenants that the Investor is an "Accredited Investor" within the meaning of Rule 501 of the 1933 Act.

         3. Restricted Stock and Legend. The Investor acknowledges that any Shares issued in connection with this Agreement will be deemed "restricted securities" as defined in the 1933 Act. Until such Shares become registered under the 1933 Act, each certificate representing the Shares shall bear the following legend:

                  THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE CORPORATION HAS RELIED UPON
         SECTION 4(2) OF THE ACT AS ITS EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SHARE(S) REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARE(S) REPRESENTED BY THIS CERTIFICATE IS RESTRICTED STOCK AND MAY NOT BE SOLD TO ANY THIRD PARTY WITHOUT BEING REGISTERED UNDER THE ACT OR WITHOUT COMPLYING WITH AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

         4. General. The parties acknowledge that Investor's rights and obligations hereunder may be assigned to one or more affiliates of the Investor. This Agreement shall: (i) be binding upon the Investor and the Corporation and their respective representatives, successors, and permitted assigns; (ii) be governed, construed and enforced in accordance with the internal law of the State of Florida; and (iii) all covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 31st day of March, 2000.

                                                   SEAL HOLDINGS CORPORATION


                                                   By: /s/ Robert G. Tancredi
                                                   _____________________________
                                                   Robert G. Tancredi, President


                                                   By:  /s/ M. Lee Pearce
                                                   _____________________________
                                                   M. Lee Pearce